[ON PERRY COUNTY FINANCIAL CORPORATION LETTERHEAD]






                       December 22, 1999



Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Perry County Financial Corporation (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 9:30 a.m., Perryville, Missouri time, on January 19, 2000 at the Walnut Room, American Legion Hall, located at 98 Grand Avenue, Perryville, Missouri.

     An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. This year you are asked to vote on the election of one director, the ratification of the appointment of Michael Trokey & Company, P.C. as the Company's auditors for the fiscal year ended September 30, 2000 and to vote on a resolution proposed by a stockholder. Your Board of Directors unanimously recommends that you vote FOR the director nominee named herein and FOR the ratification of the appointment of independent auditors. Your Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal.

     We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed
Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

     Your Board of Directors and management are committed to the continued success of Perry County Financial Corporation and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                              Sincerely yours,



                              Leo J. Rozier
                              President and Chief Executive Officer

               PERRY COUNTY FINANCIAL CORPORATION
                     14 North Jackson Street
                   Perryville, Missouri  63775
                         (573) 547-4581

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 To be Held on January 19, 2000


     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Perry County Financial Corporation (the "Company") will be held at the Walnut Room, American Legion Hall located at 98 Grand Avenue, Perryville, Missouri, at 9:30 a.m., Perryville, Missouri time, on January 19,2000.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of one director of the Company;

     2. The ratification of the appointment of Michael Trokey
       & Company, P.C. as auditors for the Company for the fiscal year ended September 30, 2000; and

     3. A stockholder proposal that the Board of Directors retain an investment banker or other qualified financial advisor;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on December 13, 1999, are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed form of proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                              By Order of the Board of Directors



                              Leo J. Rozier
                              President and Chief Executive Officer


Perryville, Missouri
December 22, 1999




 IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
   OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM  AT THE MEETING.
       A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
        NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                         PROXY STATEMENT

               PERRY COUNTY FINANCIAL CORPORATION
                     14 North Jackson Street
                   Perryville, Missouri  63775
                         (573) 547-4581

                 ANNUAL MEETING OF STOCKHOLDERS
                        January 19, 2000


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Perry County Financial Corporation (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Walnut Room, American Legion Hall located at 98 Grand Avenue, Perryville, Missouri, on January 19, 2000 at 9:30 a.m., Perryville, Missouri time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about December 22, 1999. Certain of the information provided herein relates to Perry County Savings Bank, FSB (the "Bank"), a wholly owned subsidiary of the Company.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of one director of the Company, (ii) a proposal to ratify the appointment of Michael Trokey & Company, P.C. as the Company's auditors for the fiscal year ending September 30, 2000 and (iii) a stockholder proposal that the Board of Directors retain an investment banker or other qualified financial advisor (the "Stockholder Proposal").

Vote Required and Proxy Information

     All shares of Company common stock ("Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted FOR the nominee named herein, FOR the ratification of the appointment of independent auditors and AGAINST the Stockholder Proposal. The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of the shares voting on the matter shall be the act of the shareholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Company's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to James K. Young, Acting Secretary, Perry County Financial Corporation, 14 North Jackson Street, Perryville, Missouri 63775.

Voting Securities and Principal Holders Thereof

     Stockholders of record as of the close of business on December 13, 1999, (the "Record Date") will be entitled to one vote for each share then held. As of that date, the Company had 741,928 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's Common Stock and (ii) all directors and executive officers of the Company and the Bank as a group.

                                Shares
                              Beneficially  Percent
      Beneficial Owner          Owned       of Class


Perry County Financial          66,523       8.97%
Corporation Employee Stock
   Ownership Plan
14 North Jackson Street
Perryville, Missouri
63775(1)

The Roosevelt Group, L.L.C.     48,740       6.57
400 North Fifth Street,
Suite 200
St. Charles, Missouri 63301
          and
Bradshaw Capital Management,
L.L.C.
P.O. Box 1972
Village of Pinehurst, North
Carolina 28370(2)

Gilster-Mary Lee Corporation    45,100       6.08
1037 State Street
Chester, Illinois 62233(3)

Leo J. Rozier                   88,741      11.69
President and Chief
Executive Officer
14 North Jackson Street
Perryville, Missouri
63775(4)

Directors and executive        126,751      16.41
officers of the Company and
 the Bank as a group (5
persons)(4)



(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 20,995 of which were allocated to accounts of participants. First Bankers Trust Co., N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants. Pursuant to the terms of the ESOP, participants have the right to direct the voting of shares allocated to participant accounts.
(2)  As  reported  on  Amendment No.  1  to  Schedule  13D  dated
     September  21,  1999.   The  Roosevelt  Group,  L.L.C.   and
     Bradshaw Capital Management, L.L.C. each reported sole voting and dispositive power over the 48,740 shares of Common Stock.
(3) As reported in a Schedule 13G dated January 29, 1999, in which Gilster-Mary Lee Corporation reported sole voting and dispositive power over 45,100 shares of Common Stock.
(4) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individual or group members may be deemed to have sole voting and/or investment
     power.   Included  in  the  shares  beneficially  owned  are
     options to purchase shares of Common Stock granted under the Company's 1995 Stock Option and Incentive Plan ("Stock Option Plan"), which options are currently exercisable or exercisable within 60 days of the Record Date, totaling 17,128 for Mr. Rozier and 30,691 for all directors and executive officers of the Company and the Bank as a group.

                   I.  ELECTION OF DIRECTORS

General

     The Company's Board of Directors is currently composed of five members, each of whom is also a director of the Bank. Directors are generally elected to serve for three-year terms or until their respective successors are elected and qualified. The directors are divided into three classes, and approximately one-third of the directors are elected annually.

     The  table below sets forth certain information, as  of  the
Record Date, regarding the composition of the Company's Board  of
Directors, including each director's term of office.  The  entire
Board  of  Directors  acts as the nominating  committee  and  has recommended and approved the nominee identified in the  following
table.   It  is intended that the proxies solicited on behalf  of
the  Board of Directors (other than proxies in which the vote  is withheld as to the nominee) will be voted at the Meeting FOR  the election  of  the nominee identified below.  If  the  nominee  is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend.  At this time, the Board of Directors knows  of  no reason why the nominees may be unable to serve,  if
elected.   Except as disclosed herein, there are no  arrangements
or  understandings  between  the nominee  and  any  other  person pursuant to which the nominee was selected.
                                                     Shares of
 Name        Age  Position(s)                        Common Stock  Percent
                  Held in the      Director Term to  Beneficially    of
                  Company          Since    Expire   Owned          Class


                            NOMINEE

Thomas L.     51  Director            1995  2003     6,139          0.82%
Hoeh

                 DIRECTORS CONTINUING IN OFFICE

Leo J.        85  Chairman of the     1947  2001    88,741         11.69
Rozier            Board, President
                  and Chief Executive
                  Officer
Stephen C.    48  Director, Assistant 1996  2001    13,097          1.76
Rozier            Vice President and
                  Assistant Secretary
James K.      77  Director and Acting 1972  2002     8,637          1.16
Young             Secretary
Milton A.     74  Director            1978  2002    10,137          1.36
Vogel



(1)  Includes service as a director of the Bank.
(2) Amounts include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment power. Included in the shares beneficially owned by the named individuals are options to purchase shares of Common Stock which options are currently exercisable or exercisable within 60 days of the Record Date, totaling 17,128 for Leo
     J. Rozier, 3,288 for Stephen C. Rozier, 3,425 for Mr. Young, 3,425 for Mr. Vogel and 3,425 for Mr. Hoeh.

     The principal occupation of each director of the Company is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

     Thomas L. Hoeh. Mr. Hoeh has served as a Director of the Company since June 1995. He is a graduate of the University of Missouri Law School, having received a Juris Doctor Degree. Since 1987, Mr. Hoeh has practiced law in Perry County, Missouri, including serving as the County's Prosecuting Attorney.

     Leo J. Rozier. Mr. Rozier serves as Chairman of the Board, President and Chief Executive Officer for the Company, a position he has held since its formation. Mr. Rozier has been associated with the Bank as its attorney since 1946 and was elected to the Board of Directors in 1947. Mr. Rozier served 4.5 years in the Missouri House of Representatives and 8 years in the Missouri State Senate. He is a graduate of the University of Missouri Law School, having received a Juris Doctor Degree. He served as President of the State Historical Society of Missouri and is now a permanent Trustee. Mr. Rozier is a retired Colonel, having served in the Infantry during World War II and subsequent thereto in the Judge Advocate General Corps. He was a member of the Advisory Committee for the Redevelopment Plan for Downtown Perryville, Missouri 1990. Mr. Rozier is the father of Stephen C. Rozier, the Company's Director, Assistant Vice President and Assistant Secretary.

     Stephen C. Rozier. Mr. Rozier has served as a Director of the Company since September 1996, filling the vacancy caused by the untimely death of Director Patricia E. Rozier. He is a 1974 graduate of Southeast Missouri University, having received a B.S. degree in Secondary Education. After teaching in the Hannibal and Ft. Zumwalt School District for six years, he joined the Bank in 1980 and now serves as Assistant Vice President and Assistant Secretary.

     James K. Young. Mr. Young has served as a Director of the Company since its formation and as a member of the Board of Directors of the Bank for 27 years. Mr. Young is retired and was a part owner/director of Young & Sons Funeral Home located in Perryville, Missouri. He served on the Board of Directors for the Conservation Federation of Missouri and also served as its President and Vice President.

     Milton  A. Vogel.  Mr. Vogel is a retired Owner/Operator  of the  Lawrence  &  Moore Automobile Agency located in  Perryville,
Missouri.   Mr.  Vogel has served as a Director  of  the  Company
since its formation and of the Bank since 1978.

Meetings and Committees of the Board of Directors

     Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met five times in fiscal 1999. During fiscal 1999, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. The Company's directors were not paid a fee for serving on the Company's Board during fiscal 1999.

     The  Board  of  Directors of the Company has standing  Stock
Compensation, Audit, Executive and Nominating Committees.

     The   Stock   Compensation  Committee  is  responsible   for
administering the Stock Option Plan and MRP. The Committee is composed of Directors Vogel and Young. This Committee met once during fiscal 1999.

     The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the auditors and a recommendation to the full Board concerning any action to be taken regarding the audit. The entire Board of Directors acts as the Audit Committee, which met once during fiscal 1999.

     The Executive Committee of the Board of Directors generally acts in lieu of the full Board of Directors between board meetings. The members of this Committee are Chairman Rozier and any two directors of the Company. This Committee did not meet during the fiscal year ended September 30, 1999.

     The entire Board of Directors acts as a Nominating Committee for selecting nominees for election as directors. This Committee met once in fiscal 1999. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the annual meeting.

     Meetings and Committees of the Bank. The Bank's Board of Directors meets monthly and may have additional special meetings as necessary. The Board of Directors met 12 times during the year ended September 30, 1999. During fiscal 1999, no director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.
All directors are paid fees of $787 per month. Board members receive no additional fees for attendance of Committee meetings.

     The Bank's Board has standing Audit and Executive
Committees.

     The Audit Committee is composed of the entire Board of Directors. The Audit Committee is responsible for reviewing the Bank's accountant's actions. This Committee met once during the year ended September 30, 1999.

     The  Executive Committee generally acts in lieu of the  full
Board of Directors between Board meetings. The members of this Committee are Chairman Rozier and any two directors of the Bank.
This Committee met twice in fiscal 1999.

Executive Compensation

     The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

     The following table sets forth information regarding compensation paid by the Bank to its Chief Executive Officer for services rendered during the fiscal year ended September 30, 1999. No other executive officer made in excess of $100,000 (salary plus bonus) during the fiscal year ended September 30, 1999.


                  SUMMARY COMPENSATION TABLE

                                        Long-Term
                                       Compensation
                 Annual Compensation      Awards

                                            Restricted
                                             Stock     Options/    All Other
                           Salary   Bonus   Award(s)   SARs        Compensation
 Name and Principal  Year  ($)(1)   ($)     ($)        (#)         ($)
      Position

Leo J. Rozier,       1999  $133,200  $5,363   $---      ---        $2,842(2)
President and Chief
 Executive Officer   1998   136,125   5,113    ---      ---         3,587
                     1997   130,404   4,959    ---      ---         2,851

(1)  Includes  board  fees of $9,333, $8,925 and $8,625  paid  in fiscal 1999, 1998 and 1997, respectively.
(2)  Includes  $2,842  of  life,  health  and  accidental   death
     insurance premiums paid by the Bank on behalf of Mr. Rozier.

     The following table provides information as to the value of the options held by the Company's Chief Executive Officer on September 30, 1999, none of which have been exercised. No stock options or stock appreciation rights were granted during fiscal 1999.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                       OPTION VALUES

                                               Value of
                             Number of       Unexercised
                            Unexercised      In-the-Money
                             Options at       Options at
                           FY-End (#)(1)    FY-End ($)(2)

        Shares
        Acquired Value
Name    on       Realized  Exercisable  Unexercisable Exercisable  Unexercisable
        Exercise
        (#)        ($)     (#)          (#)           ($)          ($)


Leo J.   ---        $---    12,847       8,564         $9,635       $6,423
Rozier


   (1) Represents an option to purchase Common Stock awarded to the Company's Chief Executive Officer. The option vests in five equal annual installments. The three installments vested on January 16, 1997, 1998 and 1999 with the remaining installments to vest equally on January 16, 2000 and 2001.
   (2) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the average of the closing bid and the asked price of $19.75 per share of the Common Stock as reported on the Nasdaq Small Cap Market on September 30, 1999.

Employment Agreement

     The Bank has entered into an employment agreement with Leo J. Rozier for a three year term. The employment agreement provides for an annual base salary as determined by the Board of Directors, but not less than Mr. Rozier's then current salary. Salary increases are reviewed not less often than annually thereafter and are subject to the sole discretion of the Board of Directors. The employment contract provides for an automatic extension for one additional year by the Board of Directors at the end of each year. The contract provides for termination upon the employee's death, for cause or upon certain events specified by OTS regulations. The employment contract is terminable by the employee upon 90 days' notice to the Bank. The employment contract provides for payment to the employee, in the event there is a change in control of the Company or the Bank, as defined in such agreement, where employment terminates involuntarily in connection with such change in control or within 12 months thereafter, of the remaining salary payable under the contract, plus a termination payment equal to 299% of Mr. Rozier's "base compensation" as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), provided that total payments under the agreement may not exceed three times the employee's annual salary or an amount that would cause certain adverse tax consequences to the Bank and the employee under Section 280G of the Code. Assuming a change in control were to take place as of September 30, 1999, the aggregate amounts payable to Mr. Rozier pursuant to this change in control provision would be approximately $400,000. The contract provides, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. This employment contract may be deemed to have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Bank.

Certain Transactions

     The Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences. All such loans to directors and executive officers are required to be made in the ordinary course of business and on the same terms, including collateral and
interest   rates,  as  those  prevailing  at  the  time   for
comparable transactions and do not involve more than the normal risk of collectibility. Loans to employees (other than executive officers) are made at reduced interest rates which are one-half percent per annum off the stated rates for customers, with a waiver of any initial service charge. However, should the employee voluntarily leave the employment of the Bank, the interest rate would return to the regular rate at the time of departure. At September 30, 1999, the Bank's loans to directors, executive officers, employees and members of their immediate families totaled $255,725 or 1.9% of the Company's stockholders' equity.

     All loans by the Bank to its executive officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Federal law prohibits a savings association from making loans to its executive officers and directors at favorable rates or on terms not comparable to those prevailing to the general public.

     At September 30, 1999, the Bank had the following loans to its directors, executive officers and their affiliates whose aggregate indebtedness exceeded $60,000 at any time since September 30, 1998.


                                       Largest        Balance
                                       Amount         at
 Name and Position Date    Type of     Outstanding    September   Interest
                   Loan    Loan        Since          30, 1999    Rate
                                       September
                                       30, 1998

 Thomas L. Hoeh    4/14/99 Mortgage     $185,000      $182,620     6.85%
 Director

 Stephen C.        2/3/99  Mortgage       75,000        73,105     6.375
 Rozier(1)
 Director,
 Assistant Vice
 President and
 Assistant
 Secretary



(1)  Stephen C. Rozier is the son of Leo Rozier.

      II.  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has renewed the Company's arrangement with Michael Trokey & Company, P.C. to be its auditors for the 2000 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Michael Trokey & Company, P.C. is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

     THE  BOARD  OF  DIRECTORS RECOMMENDS THAT STOCKHOLDERS  VOTE
"FOR"  THE  RATIFICATION OF THE APPOINTMENT OF MICHAEL  TROKEY  &
COMPANY,  P.C.  AS  THE COMPANY'S AUDITORS FOR  THE  FISCAL  YEAR
ENDING SEPTEMBER 30, 2000.

                 III.  STOCKHOLDER PROPOSAL

     Management receives suggestions and proposals throughout the year from stockholders, customers of the Company and others. Such proposals are welcomed, and management seeks to assure that its views on the action it proposes to take in their implementation or rejection are communicated to the proponent. Some proposals from stockholders are presented to the Company in the form of resolutions, and they may be adopted and implemented by management after review with and agreement by their proponents, and, therefore, need not be presented to the stockholders. Other resolutions from stockholders, like the one presented below, are properly presented to the Company, but are regarded by management as not being in the best interests of the Company or its stockholders, and are presented in the proxy materials to the stockholders for a vote as required by law.

     The name, address and number of shares held by the stockholder submitting the following proposal will be furnished by the Company to any person either orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

     Proposed Resolution

          "RESOLVED, that the shareholders of Perry County Financial Corporation hereby authorize and direct the Board of Directors to retain the services of an investment banker or other qualified financial advisor for the purpose of reviewing the Corporation's financial performance and advising the Board of various means to improve the value of the Corporation's stock and otherwise provide the Corporation's shareholders with a reasonable rate of return on their investment in the Corporation, including, without limitation, the potential sale of the Corporation."

          "If you agree with this Proposal, please mark your proxy FOR. Otherwise, abstentions may have the same effect as "no" votes."

     Supporting Statement

          "The Corporation has been a publicly traded company since February of 1995. The four and one half years since the Corporation's initial public offering is a sufficiently long time frame for the Corporation to have developed and implemented an appropriate plan to effectively deploy capital, grow corporate earnings and create shareholder value.

          During this period the Company has not demonstrated that it can generate more than a 5% return on shareholders' equity for any substantial period of time. The Corporation's common stock first traded above $20.00 per share during the fourth quarter of 1995 and the weighted average trading price for July and August, 1999 was below $20.00 per share; meaning that the Corporation's shareholders have lost value during a four year period. In contrast, shareholders in other comparable companies (as represented by the SNL
     Securities Thrift Index) have enjoyed gains averaging over 100% during the same time period.

          During the relevant period the Corporation has consistently operated with a loan-to-deposit ratio of less than 25% - meaning that the Corporation has not deployed, and therefore did not need all of its existing shareholders' equity. During the period when the

     Corporation has underutilized its capital, the financial institution industry's economic operating environment has been ideal in terms of stable interest rates and low inflation. Most financial experts forecast a less positive economic operating environment in terms of stable interest rates and low inflation for the next four years.

          To summarize, the Corporation's economic performance has been poor during the past four years despite ideal economic conditions. Because of the substantial likelihood that economic conditions will not be as favorable during the next four years, prudence dictates that the Board of Directors take proactive steps to maximize shareholder value. The engagement of a financial advisor to assist in this process is essential. The proponent strongly encourages you to vote FOR the resolution on your ballot. Thank you."

Response of the Board of Directors

     The Company is served by an independent Board of Directors. Three of the five current Board members have never been employed by the Company. This Board, consistent with its fiduciary duties to all stockholders, frequently considers actions, policies and opportunities that it believes will maximize value for all stockholders. In the exercise of its fiduciary duties, the Board carefully considers all opportunities to increase stockholder value, including all bona fide proposals for acquisitions or mergers of, or by, the Company as they arise. Accordingly, we believe that the Stockholder Proposal calls for redundant and unnecessary Board activity.

     In addition, the Board of Directors believes that the proponent's statement is erroneous and misleading. The proponent states that the Company has had poor economic performance, but, in fact, the Company had earnings of $916,000 for the year ended September 30, 1999, resulting in basic and diluted earnings per share of $1.23 and $1.22, respectively. With regard to stockholder value, the Company's stock has delivered an annualized return of more than 16% since the initial public offering ("IPO") price of $10.00 per share in February 1995. The Company has paid an annual cash dividend since the first payment in 1996, ranging from $0.30 per share in fiscal 1996 to $0.50 per share in each of fiscal 1998 and 1999.

     Finally, the Board of Directors believes that a "fire-sale" atmosphere could be created if the Stockholder Proposal is approved. In our judgment, this would disadvantage any efforts to accomplish a merger or acquisition of, or by, the Company, whether now or in the future. Approval of the Stockholder Proposal might be regarded as a signal that the Board of Directors, under pressure from dissident stockholders, has lost its ability to determine the appropriateness of the timing of a merger or acquisition of the Company, and thus has little bargaining power and could be pressured into accepting less advantageous financial terms than the Board and management might otherwise negotiate. In the Board's view, this would be a disservice to our stockholders, our depositors and the communities we serve.

     ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"AGAINST"  THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED  UNLESS
YOU SPECIFY OTHERWISE.

     The proposal will be approved if a majority of votes cast by the holders of shares are cast in favor of the proposal. Failure to vote or a vote to abstain is equivalent to voting against the Stockholder Proposal. However, the proposal is only advisory and is not binding on the Company's Board of Directors. The Board has not decided what action, if any, it will take should the proposal be approved.

                   STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 14 North Jackson Street, Perryville, Missouri 63775, no later than August 24, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's office, at 14 North Jackson Street, Perryville, Missouri 63775 between the dates of November 20, 2000 and December 20, 2000 (i.e., not less than 30 days nor more than 60 days prior to next years anticipated annual meeting date). In the event that the date of next year's annual meeting changes, a stockholder proposal must be received not less than 30 days nor more than 60 days prior to the new date of such annual meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the new date of annual meeting is given or made to stockholders, notice of a proposal by a stockholder to be timely must be received not latter than the close of business on the tenth day following the day on which notice of the new date of the annual meeting was mailed or public announcement of the new date of such meeting was made. All stockholder proposals must also comply with the Company's bylaws and Missouri law.

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock (or any other equity securities, of which there is none), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Mr. Stephen C. Rozier inadvertently failed to file a Form 3 within ten days of becoming a director. Mr. Rozier filed the Form 3 on November 18, 1999.

                          OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.


                              BY ORDER OF THE BOARD OF DIRECTORS




                              Leo J. Rozier
                              President   and   Chief   Executive
Officer

Perryville, Missouri
December 22, 1999

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